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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Accellent Inc. of our report dated September 22, 2005 on Machining Technology Group, LLC appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/  LENAHAN, SMITH & BARGIACHI PC

Lenahan, Smith & Bargiachi PC
January 25, 2006

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CONSENT OF INDEPENDENT ACCOUNTING FIRM